CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated March 13, 2023 relating to the financial statements of Oportun Financial Corporation and the effectiveness of Oportun Financial Corporation’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of Oportun Financial Corporation for the year ended December 31, 2022.

/s/ DELOITTE & TOUCHE LLP

San Francisco, CA
June 15, 2023